UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Partnership” or “Registrant”), owns a 100% interest in Landmark (NC), LLC, a Delaware limited liability company (the “Seller”), which owns Landmark Apartments (the “Property”), a 292-unit apartment complex located in Raleigh, North Carolina.

As previously disclosed, on July 31, 2009 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Pennsylvania Realty Group, Inc., a Pennsylvania corporation (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $11,800,000.

On September 11, 2009, the Seller and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which the Purchaser agreed to deliver an additional deposit of $25,000 to the escrow agent no later than September 14, 2009 in connection with extending the Purchaser’s loan approval period from September 14, 2009 to October 5, 2009. The closing date also was extended from October 14, 2009 to October 19, 2009.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibit is filed with this report:

10.47       Second Amendment to Purchase and Sale Contract between Landmark (NC), LLC, a Delaware limited liability company, and Pennsylvania Realty Group, Inc., a Pennsylvania corporation, dated September 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: September 17, 2009